                                                               [CONSECO LOGO]

[CONSECO, INC. LETTERHEAD]

                                   April 28, 2000

VIA REGISTERED MAIL
RETURN RECEIPT REQUESTED

James Perry                                      Rod Ratcliff
Chief Executive Officer                          RJ Investments, Inc.
Argosy Gaming Company                            20 N. Salisbury Street
219 Piasa Street                                 West Lafayette, IN 47906
Alton, IL 62002-6232


R. Michael O'Malley
Centaur, Inc.
20 N. Salisbury Street
West Lafayette, IN 47906


     Re: Put Notice

Gentlemen:

     The purpose of this letter is to notify you that we hereby exercise our right to sell to the Non-Selling Partners all of Conseco Entertainment, L.L.C.'s Interest in Indiana Gaming Company, L.P. We are exercising this put right pursuant to Section 15.2 of the Second Amended and Restated Agreement of Limited Partnership of Indiana Gaming Company, L.P., dated as of February 21, 1996 (the "Partnership Agreement"). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Partnership Agreement.

     We look forward to hearing from each of you as soon as possible.

                              Very truly yours,

                              Conseco Entertainment, L.L.C.
                              By: Conseco Entertainment, Inc.



                              By: /s/ Ngaire E. Cuneo
                                  -----------------------------------------
                                  Ngaire E. Cuneo, Executive Vice President

cc: Joseph A. Walsh, Jr.
    Robert J. Salyers, Esq.
    Robert J. Hicks